Exhibit 99.1

REPAY Announces Redemption of Warrants

Atlanta – June 26, 2020 – Repay Holdings Corporation (Nasdaq: RPAY) (“REPAY”) today announced that it has delivered a notice of redemption to redeem all of its outstanding warrants (the “Warrants”) to purchase shares of REPAY’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), that were issued under the Warrant Agreement, dated as of June 18, 2018 and as amended on July 11, 2019 (the “Warrant Agreement”), by and between REPAY’s predecessor company, Thunder Bridge Acquisition, Ltd., and Continental Stock Transfer & Trust Company, as warrant agent, and that remain outstanding following 5:00 p.m., New York City time on July 27, 2020, for a redemption price of $0.01 per warrant.

Under the terms of the Warrant Agreement, REPAY has the right to redeem all of its outstanding Warrants if the last sales price of REPAY’s Class A Common Stock equals or exceeds $18.00 per share on each of twenty (20) trading days within a thirty (30) trading day period. The last sales price of the Common Stock has been at least $18.00 per share on each of 20 trading days within the 30-day trading period ending on June 23, 2020. Continental Stock Transfer & Trust Company, in its capacity as warrant agent, has delivered a notice of redemption to each of the registered holders of such outstanding Warrants on behalf of REPAY.

Warrant holders have until 5:00 p.m. New York City time on July 27, 2020 to exercise their Warrants to purchase Class A Common Stock. Warrants may only be exercised for cash. Each Warrant entitles the holder thereof to purchase one-quarter of one share of Class A Common Stock at an exercise price of $2.875 per quarter share. Pursuant to the Warrant Agreement, a holder must exercise its Warrants only for a whole number of shares of Common Stock at a price of $11.50 per whole share and, as a result, a holder must exercise its Warrants in multiples of four.

Warrants that remain unexercised following 5:00 p.m. New York City time on July 27, 2020 will be void and no longer exercisable, and the holders of those Warrants will be entitled to receive only the redemption price of $0.01 per Warrant.

The shares of Class A Common Stock underlying the Warrants have been registered by REPAY under the Securities Act of 1933, as amended, and are covered by a registration statement filed on Form S-3 with, and declared effective by, the Securities and Exchange Commission (Registration No. 333-232961).

Questions concerning redemption and exercise of the Warrants can be directed to Continental Stock Transfer & Trust Company, 1 State Street, New York, New York 10004, Attention:  Compliance Department, telephone number (212) 509-4000.

For a copy of the notice of redemption sent to the holders of such Warrants, please visit REPAY’s investor relations website at investors.repay.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any REPAY securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About REPAY

REPAY provides integrated payment processing solutions to verticals that have specific transaction processing needs. REPAY’s proprietary, integrated payment technology platform reduces the complexity of electronic payments for merchants, while enhancing the overall experience for consumers and businesses.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the timing and terms of the redemption and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond REPAY’s control, including, without limitation, the factors described in REPAY’s reports filed with the Securities and Exchange Commission. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

All information set forth herein speaks only as of the date hereof in the case of information about REPAY or the date of such information in the case of information from persons other than REPAY, and REPAY disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication.

Contact Information

Media Inquiries:

Kristen Hoyman
(404) 637-1665

khoyman@repay.com

Investor Inquiries:

repayIR@icrinc.com